                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 29, 1996 included in HS Resources, Inc.'s Form 10-K for the year ended December 31, 1995 and to inclusion of our report dated March 15, 1996 on the Statements of Revenues and Direct Operating Expenses for the Basin Acquisition Properties and to all other references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Denver, Colorado
March 27, 1996